Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS QUARTERLY CASH DIVIDEND RAISED BY 11.1% to $0.10 PER SHARE

New York, February 6, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the fourth quarter and full year ended December 31, 2023.

$370.0 million quarterly revenues increased 26.3% (24.6% on a constant currency basis) compared to prior year period
$1.7 trillion average daily volume (“ADV”) for the quarter, an increase of 56.9% compared to prior year period; quarterly ADV records in fully electronic U.S. High Grade credit, U.S. government bonds, equity convertibles/swaps/options, global repurchase agreements and swaps/swaptions ≥ 1-year; record 17.2% share of fully electronic U.S. High Grade TRACE
$103.7 million net income and $151.9 million adjusted net income for the quarter, increases of 4.8% and 30.0% respectively from prior year period
53.0% adjusted EBITDA margin and $195.9 million adjusted EBITDA for the quarter, compared to 52.8% and $154.7 million respectively for prior year period
$0.42 diluted earnings per share (“Diluted EPS”) and $0.64 adjusted diluted earnings per share for the quarter
$0.10 per share quarterly cash dividend declared, an 11.1% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
"Tradeweb performed exceptionally well operationally and financially in 2023, a year with no shortage of macro challenges. We invested in growing our international footprint across new geographies and expanded our product offerings through two strategic acquisitions, r8fin and Yieldbroker. Keeping with this growth mindset, we announced a series of new or expanded partnerships with FTSE Russell, LSEG Data & Analytics and BlackRock. Capitalizing on organic opportunities, we grew market share across our global businesses and helped clients stay in front of important trends such as multi-asset class and algorithmic trading. In credit, we reached a record 17.2% share of fully electronic U.S. High Grade TRACE in the fourth quarter. Our successes over the past year have led to our 24th consecutive year of revenue growth and profitability, positioning us well for future opportunities. I am proud of what we accomplished in 2023 and pleased with our strong start to 2024."

SELECT FINANCIAL RESULTS	4Q23	4Q22	Change		Constant Currency Change (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	4Q23	4Q22	YoY
GAAP Financial Measures							Rates	Cash	$398	$318	25.1%
Total revenue	$370,000	$293,042	26.3%		24.6%			Derivatives	690	311	121.8%
Rates	$191,743	$145,314	32.0%		30.1%			Total	1,088	629	72.9%
Credit	$104,267	$83,393	25.0%		23.6%		Credit	Cash	14	10	41.2%
Equities	$26,056	$23,003	13.3%		10.7%			Derivatives	10	11	(13.8)%
Money Markets	$16,606	$13,299	24.9%		23.8%			Total	24	22	12.0%
Market Data	$25,908	$22,295	16.2%		15.3%		Equities	Cash	11	10	15.2%
Other	$5,420	$5,738	(5.5)%		(5.6)%			Derivatives	12	8	63.4%
Net income	$103,741	$99,002	4.8%					Total	24	17	36.6%
Net income attributable to Tradeweb Markets Inc. (2)	$89,314	$88,946	0.4%				Money Markets	Cash	541	401	35.1%
								Total	541	401	35.1%
Diluted EPS	$0.42	$0.42	0.0%					Total	$1,677	$1,069	56.9%
Net income margin	28.0%	33.8%	-575	bps
Non-GAAP Financial Measures
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA (1)	$195,943	$154,749	26.6%		27.6%
Adjusted EBITDA margin (1)	53.0%	52.8%	15	bps	122	bps
Adjusted EBIT (1)	$180,957	$141,439	27.9%		29.0%
Adjusted EBIT margin (1)	48.9%	48.3%	64	bps	166	bps
Adjusted Net Income (1)	$151,937	$116,875	30.0%		31.1%
Adjusted Diluted EPS (1)	$0.64	$0.49	30.6%		30.6%

DISCUSSION OF RESULTS: FOURTH QUARTER 2023
Rates – Revenues of $191.7 million in the fourth quarter of 2023 increased 32.0% compared to prior year period (increased 30.1% on a constant currency basis). Rates ADV was up 72.9% from prior year period, as heightened interest rate volatility and continued market share gains drove record volume in swaps/swaptions ≥ 1-year and U.S. government bonds. European government bonds reported a 21.6% ADV increase from prior year period, supported by sustained rates market volatility and wallet share gains across hedge fund clients, while Mortgages ADV was up 20.8% reflecting increased institutional client activity as well as growing adoption of our specified pool trading platform.

Credit – Revenues of $104.3 million in the fourth quarter of 2023 increased 25.0% compared to prior year period (increased 23.6% on a constant currency basis). Credit ADV was up 12.0% from prior year period, as strong U.S. credit volumes, most notably record ADV in fully electronic U.S. High Grade credit, reflected continued client adoption across Tradeweb protocols, including request-for-quote (RFQ), Tradeweb AllTrade® and portfolio trading. European Credit ADV was up 28.5% from prior year period, driven by strong activity in portfolio trading, sessions-based trading, RFQ, Tradeweb AllTrade and Tradeweb Automated Intelligent Execution (AiEX). Our share of fully electronic TRACE for U.S. High Grade was a record 17.2%, up 284 bps from prior year period, and U.S. High Yield was 6.7%, unchanged from prior year period.

Equities – Revenues of $26.1 million in the fourth quarter of 2023 increased 13.3% compared to prior year period (increased 10.7% on a constant currency basis). Equities ADV was up 36.6% from prior year period, driven by strong U.S. and European ETF institutional activity.

Money Markets – Revenues of $16.6 million in the fourth quarter of 2023 increased 24.9% compared to prior year period (increased 23.8% on a constant currency basis). Money Markets ADV was up 35.1% from prior year period, led by record activity in global repurchase agreements and increased client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $25.9 million in the fourth quarter of 2023 increased 16.2% compared to prior year period (increased 15.3% on a constant currency basis). The increase was derived primarily from increased proprietary third party market data fees and increased LSEG market data fees driven primarily by the amended and restated market data license agreement effective as of November 1, 2023 and increased trade reporting services (APA) revenue.

Other – Revenues of $5.4 million in the fourth quarter of 2023 remained relatively flat with a decrease of 5.5% compared to prior year period (decreased 5.6% on a constant currency basis).

Operating Expenses of $228.4 million in the fourth quarter of 2023 increased 13.3% compared to $201.5 million in the prior year period, primarily due to an increase in headcount and related salaries and benefits as well as increases in incentive compensation expense and commissions tied to our operating performance.

Adjusted Expenses of $189.0 million in the fourth quarter of 2023 increased 24.7% (increased 20.7% on a constant currency basis) compared to prior year period primarily due to higher expenses related to employee compensation and benefits. Please see "Non-GAAP Financial Measures" below for additional information.
DISCUSSION OF RESULTS: FULL-YEAR 2023
Tradeweb recorded its 24th consecutive year of record revenues for the year ended December 31, 2023, as total revenue increased 12.6% (increased 12.2% on a constant currency basis) to $1.3 billion compared to full year 2022. Revenue was driven by average daily trading volume of more than $1.4 trillion and record activity in each of the following: ADV in U.S. government bonds, European government bonds, swaps/swaptions ≥ 1-year, fully electronic U.S. High Grade and U.S. High Yield credit, European credit, Chinese bonds, U.S. ETFs, equity convertibles/swaps/options, global repurchase agreements and record share of fully electronic U.S. High Grade and U.S. High Yield TRACE of 15.5% and 6.6%, respectively. Net income increased 16.7% to $419.5 million for the year ended December 31, 2023, compared to $359.6 million in 2022. Adjusted EBITDA margin increased to 52.4% for the year ended December 31, 2023 compared to 51.9% in 2022, representing an increase of 49 bps (+100 bps on a constant currency basis). Diluted EPS increased 15.5% to $1.71 for the year ended December 31, 2023. Adjusted Diluted EPS increased 18.9% to $2.26 for the year ended December 31, 2023.
RECENT HIGHLIGHTS
January 2024
•Completed the acquisition of r8fin, a technology provider that specializes in algorithmic-based execution for U.S. Treasuries and interest rate futures.

Fourth Quarter 2023
•Announced a strategic partnership with FTSE Russell to develop the next generation of fixed income index pricing and index trading products.
•Introduced the next phase of Tradeweb's previously announced platform integration with BlackRock’s Aladdin order execution management system (OEMS), enabling Aladdin users trading U.S. and European credit access to enhanced liquidity via Tradeweb AllTrade, Tradeweb’s network of anonymous liquidity connecting institutional, wholesale and retail markets.
•Signed a new market data license agreement with LSEG Data & Analytics (formerly Refinitiv) to distribute certain Tradeweb market data through LSEG’s Enterprise Data Solutions and Workspace.
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•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: OTC Trading Platform of the Year (Risk Awards); Twenty Most Influential in Trading and Technology - Enrico Bruni (Financial News); U.S. Women in Finance Awards, Rising Star - Caroline Baron (Markets Media); U.S. Women in Finance Awards, Trailblazer - Lisa Schirf (Markets Media); ETF Stream Awards, RFQ Platform of the Year (ETF Stream); New Leaders in Trading Awards, Outstanding Fixed Income Trading Platform (The Trade); Most Disruptive Technology Solution (With Intelligence)
CAPITAL MANAGEMENT
•$1.7 billion in cash and cash equivalents and an undrawn $500.0 million credit facility at December 31, 2023
•In November 2023, Tradeweb entered into a new five-year $500.0 million unsecured revolving credit facility, replacing our prior facility that was scheduled to mature in April 2024
•Non-acquisition cash capital expenditures and capitalized software development in the fourth quarter 2023 of $12.2 million and $61.8 million in full-year 2023
•Free cash flow for the year ended December 31, 2023 of $684.3 million, up 19.5% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•During the year ended December 31, 2023, as part of its share repurchase program, Tradeweb purchased a total of 485,730 shares of Class A common stock, at an average price of $72.48, for purchases totaling $35.2 million. As of December 31, 2023, a total of $239.8 million remained available for repurchase pursuant to the current share repurchase program authorization. There were no shares repurchased during the fourth quarter of 2023
•$2.0 million in shares of Class A common stock were withheld in the fourth quarter of 2023 and $51.5 million in shares of Class A common stock were withheld in the full-year 2023 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board of Directors declared a quarterly cash dividend of $0.10 per share of Class A common stock and Class B common stock, a 11.1% per share increase from prior year. The dividend will be payable on March 15, 2024 to stockholders of record as of March 1, 2024
OTHER MATTERS
Full-Year 2024 Guidance*
•Adjusted Expenses: $755 - 805 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $142 million
•Assumed non-GAAP tax rate: ~24.5 - 25.5%
•Cash costs of non-acquisition capital expenditures and capitalized software development: $75 - 83 million
•LSEG Market Data Contract Revenues: ~$80M (~$90M in 2025)

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2024 Sterling/US$ foreign exchange rate of 1.24 and includes completed M&A transactions.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss fourth quarter and full year 2023 results starting at 9:30 AM EST today, February 6, 2024. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/nmw25trc/
•To join the call via phone, please register in advance here: https://register.vevent.com/register/BIe0fa0c25d4934e47a992aa38aac17a1a. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.4 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	(in thousands, except share and per share data)
Transaction fees and commissions	$301,800	$232,780	$1,078,344	$950,269
Subscription fees	47,489	41,585	183,972	165,922
LSEG market data fees	17,821	16,367	64,336	62,721
Other	2,890	2,310	11,567	9,869
Total revenue	370,000	293,042	1,338,219	1,188,781

Expenses
Employee compensation and benefits	125,872	101,820	460,305	432,421
Depreciation and amortization	47,500	44,881	185,350	178,879
Technology and communications	21,505	17,231	77,506	65,857
General and administrative	19,803	21,755	51,495	46,561
Professional fees	10,043	11,932	42,364	37,764
Occupancy	3,647	3,869	15,930	14,726
Total expenses	228,370	201,488	832,950	776,208
Operating income	141,630	91,554	505,269	412,573
Tax receivable agreement liability adjustment	(9,517)	13,653	(9,517)	13,653
Net interest income (expense)	20,285	8,400	65,350	11,907
Other income (loss), net	(11,100)	(1,000)	(13,122)	(1,000)
Income before taxes	141,298	112,607	547,980	437,133
Provision for income taxes	(37,557)	(13,605)	(128,477)	(77,520)
Net income	103,741	99,002	419,503	359,613
Less: Net income attributable to non-controlling interests	14,427	10,056	54,637	50,275
Net income attributable to Tradeweb Markets Inc.	$89,314	$88,946	$364,866	$309,338

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.42	$0.43	$1.73	$1.50
Diluted	$0.42	$0.42	$1.71	$1.48
Weighted average shares outstanding:
Basic	211,843,460	207,978,371	210,796,802	205,576,637
Diluted	213,833,001	210,329,656	212,668,808	208,400,040
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)
Net income	$103,741	$99,002	$419,503	$359,613
Merger and acquisition transaction and integration costs (1)	1,631	1,029	8,042	1,069
Net interest (income) expense	(20,285)	(8,400)	(65,350)	(11,907)
Depreciation and amortization	47,500	44,881	185,350	178,879
Stock-based compensation expense (2)	987	6,570	2,947	20,409
Provision for income taxes	37,557	13,605	128,477	77,520
Foreign exchange (gains) / losses (3)	4,195	10,715	(47)	4,409
Tax receivable agreement liability adjustment (4)	9,517	(13,653)	9,517	(13,653)
Other (income) loss, net	11,100	1,000	13,122	1,000
Adjusted EBITDA	$195,943	$154,749	$701,561	$617,339
Less: Depreciation and amortization	(47,500)	(44,881)	(185,350)	(178,879)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	32,514	31,571	127,731	126,659
Adjusted EBIT	$180,957	$141,439	$643,942	$565,119
Net income margin (6)	28.0%	33.8%	31.3%	30.3%
Adjusted EBITDA margin (6)	53.0%	52.8%	52.4%	51.9%
Adjusted EBIT margin (6)	48.9%	48.3%	48.1%	47.5%

(1)
Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.

(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarter and year ended December 31, 2022, this adjustment also includes $5.6 million and $15.0 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our retired CEO.

(3)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)	Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share amounts)
Earnings per diluted share	$0.42	$0.42	$1.71	$1.48

Net income attributable to Tradeweb Markets Inc.	$89,314	$88,946	$364,866	$309,338
Net income attributable to non-controlling interests (1)	14,427	10,056	54,637	50,275
Net income	103,741	99,002	419,503	359,613
Provision for income taxes	37,557	13,605	128,477	77,520
Merger and acquisition transaction and integration costs (2)	1,631	1,029	8,042	1,069
D&A related to acquisitions and the Refinitiv Transaction (3)	32,514	31,571	127,731	126,659
Stock-based compensation expense (4)	987	6,570	2,947	20,409
Foreign exchange (gains) / losses (5)	4,195	10,715	(47)	4,409
Tax receivable agreement liability adjustment (6)	9,517	(13,653)	9,517	(13,653)
Other (income) loss, net	11,100	1,000	13,122	1,000
Adjusted Net Income before income taxes	201,242	149,839	709,292	577,026
Adjusted income taxes (7)	(49,305)	(32,964)	(173,777)	(126,946)
Adjusted Net Income	$151,937	$116,875	$535,515	$450,080
Adjusted Diluted EPS (8)	$0.64	$0.49	$2.26	$1.90
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)
Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.

(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarter and year ended December 31, 2022, this adjustment also includes $5.6 million and $15.0 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our retired CEO.

(5)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)	Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)
Represents corporate income taxes at an assumed effective tax rate of 24.5% applied to Adjusted Net Income before income taxes for the quarter and year ended December 31, 2023 and 22.0% for the quarter and year ended December 31, 2022.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Diluted weighted average shares of Class A and Class B common stock outstanding	213,833,001	210,329,656	212,668,808	208,400,040
Weighted average of other participating securities (1)	281,059	382,800	270,249	193,441
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,079,809	26,347,881	23,902,379	28,830,686
Adjusted diluted weighted average shares outstanding	237,193,869	237,060,337	236,841,436	237,424,167
Adjusted Net Income (in thousands)	$151,937	$116,875	$535,515	$450,080
Adjusted Diluted EPS	$0.64	$0.49	$2.26	$1.90

(1)	Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.
(2)	Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Operating expenses	$228,370	$201,488	$832,950	$776,208
Merger and acquisition transaction and integration costs (1)	(1,631)	(1,029)	(8,042)	(1,069)
D&A related to acquisitions and the Refinitiv Transaction (2)	(32,514)	(31,571)	(127,731)	(126,659)
Stock-based compensation expense (3)	(987)	(6,570)	(2,947)	(20,409)
Foreign exchange gains / (losses) (4)	(4,195)	(10,715)	47	(4,409)
Adjusted Expenses	$189,043	$151,603	$694,277	$623,662

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarter and year ended December 31, 2022, this adjustment also includes $5.6 million and $15.0 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our retired CEO.

(4)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

	Year Ended December 31,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2023	2022
	(in thousands)
Cash flow from operating activities	$746,089	$632,822
Less: Capitalization of software development costs	(43,235)	(36,882)
Less: Purchases of furniture, equipment and leasehold improvements	(18,529)	(23,214)
Free Cash Flow	$684,325	$572,726

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$89,314	$88,946	$364,866	$309,338
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(118)	(163)	(467)	(244)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$89,196	$88,783	$364,399	$309,094

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	211,843,460	207,978,371	210,796,802	205,576,637
Dilutive effect of PRSUs	691,150	694,635	458,343	770,726
Dilutive effect of options	877,866	1,420,913	1,150,159	1,810,956
Dilutive effect of RSUs	394,812	235,737	257,076	241,721
Dilutive effect of PSUs	25,713	—	6,428	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	213,833,001	210,329,656	212,668,808	208,400,040

Earnings per share - Basic	$0.42	$0.43	$1.73	$1.50
Earnings per share - Diluted	$0.42	$0.42	$1.71	$1.48

(1)
During the quarters ended December 31, 2023 and 2022, there was a total of 281,059 and 382,800, respectively, and during the years ended December 31, 2023 and 2022, there was a total of 270,249 and 193,441, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(in thousands)
Rates	$132,248	$59,495	$90,384	$54,930	$462,132	$233,302	$383,780	$221,626
Credit	96,799	7,468	76,891	6,502	338,981	28,413	305,760	26,043
Equities	23,673	2,383	20,825	2,178	86,003	9,292	84,354	9,120
Money Markets	12,448	4,158	8,867	4,432	45,830	17,180	32,306	17,652
Market Data	108	25,800	—	22,295	268	93,806	—	85,913
Other	—	5,420	—	5,738	—	23,012	—	22,227
Total revenue	$265,276	$104,724	$196,967	$96,075	$933,214	$405,005	$806,200	$382,581

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Quarter Ended December 31,		YoY
	2023	2022	% Change
Rates	$1.95	$2.33	(16.2)%
Rates Cash	$2.47	$2.42	1.9%
Rates Derivatives	$1.66	$2.24	(26.0)%
Rates Derivatives (greater than 1 year)	$2.36	$3.31	(28.6)%
Other Rates Derivatives (1)	$0.21	$0.28	(23.9)%

Credit	$64.64	$57.95	11.5%
Cash Credit (2)	$168.34	$175.91	(4.3)%
Credit Derivatives, China Bonds and U.S. Cash “EP”	$7.90	$8.45	(6.6)%

Equities	$15.97	$19.18	(16.8)%
Equities Cash	$27.92	$29.60	(5.7)%
Equities Derivatives	$5.38	$6.09	(11.7)%

Money Markets	$0.37	$0.36	2.8%

Total	$2.54	$3.00	(15.3)%
Total excluding Other Rates Derivatives (3)	$2.91	$3.31	(12.2)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2023 Q4		2022 Q4		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$397,987	$24,713,720	$318,194	$19,481,112	25.08%
	U.S. Government Bonds	162,335	10,064,801	126,182	7,697,129	28.65%
	European Government Bonds	40,491	2,550,927	33,305	2,098,195	21.58%
	Mortgages	185,883	11,524,751	153,847	9,384,660	20.82%
	Other Government Bonds	9,278	573,241	4,860	301,128	90.92%
	Derivatives	689,759	43,034,657	311,012	19,271,117	121.78%
	Swaps/Swaptions ≥ 1Y	462,960	28,881,153	201,759	12,504,981	129.46%
	Swaps/Swaptions < 1Y	223,305	13,936,828	107,597	6,665,075	107.54%
	Futures	3,494	216,676	1,656	101,061	110.94%
	Total	1,087,746	67,748,378	629,206	38,752,229	72.88%
Credit	Cash	14,292	882,254	10,120	619,806	41.22%
	U.S. High Grade - Fully Electronic	5,133	318,233	3,634	221,647	41.26%
	U.S. High Grade - Electronically Processed	2,500	154,992	2,595	158,294	(3.67)%
	U.S. High Yield - Fully Electronic	642	39,821	581	35,463	10.48%
	U.S. High Yield - Electronically Processed	300	18,620	288	17,543	4.42%
	European Credit	2,044	128,744	1,591	100,203	28.48%
	Municipal Bonds	455	28,182	458	27,962	(0.84)%
	Chinese Bonds	2,984	179,033	863	51,781	245.75%
	Other Credit Bonds	234	14,630	111	6,914	111.49%
	Derivatives	9,864	615,208	11,443	706,958	(13.80)%
	Swaps	9,864	615,208	11,443	706,958	(13.80)%
	Total	24,155	1,497,462	21,563	1,326,763	12.02%
Equities	Cash	11,054	696,382	9,595	604,516	15.20%
	U.S. ETFs	8,308	523,375	7,314	460,799	13.58%
	European ETFs	2,746	173,007	2,281	143,718	20.38%
	Derivatives	12,481	786,315	7,637	481,130	63.43%
	Convertibles/Swaps/Options	8,503	535,669	4,377	275,727	94.28%
	Futures	3,979	250,646	3,260	205,403	22.03%
	Total	23,535	1,482,697	17,232	1,085,646	36.57%
Money Markets	Cash	541,403	33,641,288	400,884	24,585,919	35.05%
	Repurchase Agreements (Repo)	524,267	32,578,527	383,070	23,498,024	36.86%
	Other Money Markets	17,136	1,062,761	17,813	1,087,895	(3.81)%
	Total	541,403	33,641,288	400,884	24,585,919	35.05%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,676,839	$104,369,825	$1,068,886	$65,750,558	56.90%

(1)	Total volume across Rates (Cash and Derivatives), Credit and Money Markets include Australia and New Zealand estimated volumes from the Yieldbroker business that Tradeweb acquired on August 31, 2023.
To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.

Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM AND FULL YEAR RESULTS
The interim and full year financial results presented herein for the three months and the year ended December 31, 2023 and 2022 are unaudited.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2024 guidance and full-year 2024 and 2025 revenue guidance related to the LSEG market data license agreement, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X (formerly Twitter). The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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